EXHIBIT 10.1

TERMINATION AGREEMENT

     This TERMINATION AGREEMENT is entered into on November 2, 2007, by and between Comdata Network, Inc., a Maryland corporation (the “Originator”), and Comdata Funding Corporation, a Delaware corporation (“CFC” and, together with the Originator, the “Companies”), with respect to that certain Receivables Sale Agreement, dated as of June 24, 2002, between the Originator and CFC (the “First Step Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the First Step Agreement.

     By their signatures below, effective on November 2, 2007, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies hereby agree that (a) all sales and contributions of Receivables and Related Security under the First Step Agreement will cease, and (b) each of the Transaction Documents (including without limitation, the First Step Agreement and the Performance Undertaking) is hereby terminated except for provisions thereof which expressly survive termination thereof.

COMDATA FUNDING CORPORATION

By: /s/ David B. Kuhnau
Name: David B. Kuhnau
Title: Vice President and Assistant Treasurer

COMDATA NETWORK, INC.

By: /s/ J. Randall Pitman
Name: J. Randall Pitman
Title: Executive Vice President, Finance